Exhibit (24) 5
                                   CERTIFICATE

         I, Kenneth C. Raney, Jr., Secretary of Central and South West Corporation, a Delaware corporation (the "Corporation"), hereby certify that set forth below is a complete and accurate copy of a certain resolution adopted by the Board of Directors of the Corporation on this 20th day of January, 1999, and that such resolution is in full force and effect as of the date of this certificate.


                       Central and South West Corporation
                          Board of Directors Resolution
                                January 20, 1999

     RESOLVED, that each officer of Central and South West Corporation listed at the end of this sentence is hereby authorized to make, constitute and appoint, in his respective capacity, a power of attorney in favor of the person(s) listed directly after his name at the end of this sentence, as his true and lawful attorney(s)-in-fact and agent(s), with full power and authority (and in the case of more than one attorney-in-fact, each attorney-in-fact acting alone and without the other) to execute in the name and on behalf of the officer, in any and all capacities, the Corporation's Annual Report on Form 10-K for 1998 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and grant to such attorney(s)-in-fact, and agent(s) (and in the case of more than one attorney-in-fact, each of them), full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and all intents and purposes as the officer might or could do in person.
1. E.R. Brooks is authorized to make, constitute and appoint Glenn D. Rosilier and Lawrence B. Connors to be his attorney[s]-in-fact.
2. Glenn D. Rosilier is authorized to make, constitute and appoint E.R. Brooks and Lawrence B. Connors to be his attorney[s]-in-fact.
3. Lawrence B. Connors is authorized to make, constitute and appoint E.R. Brooks and Glenn D. Rosilier to be his attorney[s]-in-fact.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of Central and South West Corporation this day, the 20th of January, 1999.



         /s/ Kenneth C. Raney, Jr.
         Kenneth C. Raney, Jr.


         CORPORATE SEAL